Exhibit 10.18


January 27, 2004                                                     $195,649.94


                                 PROMISSORY NOTE

      FOR VALUE RECEIVED, US Global Nanospace, Inc., hereafter referred to as "Maker," promises to pay to the order of Steve Squires, hereafter referred to as "Holder," the sum of One Hundred Ninety-Five Thousand Six Hundred Forty-Nine ($195,649.94) Dollars and 94 Cents, together with interest thereon, on or before June 30, 2004.

      1. INTEREST RATE. Interest shall accrue daily on the outstanding principal balance of at the rate of ten percent (10%) per annum, prior to maturity, and after maturity at the maximum rate permitted by law, but in no event less than eighteen percent (18%) per annum, together with interest on all amounts unpaid on this Note from the date of this Note until maturity.

      2. PREPAYMENT. Maker shall have the right to prepay this Note in whole or in part, at any time, and in such amounts as Maker shall so desire, and, from time to time, as Maker sees fit. Interest shall immediately cease to accrue as of the date of the prepayment on any amount of the principal that is so prepaid. Any prepayment of the principal shall be credited to the payment of the installments last accruing under this Note. Prepayment of a part of this Note shall not affect the Maker's obligations to continue the regular payments stated in this Note.

      3. DEFAULT. It is agreed that time is of the essence of this Note. If default is made in any part of the principal or interest of this Note as it becomes due and payable upon the performance of any obligation, agreement, or covenant contained in any instrument securing payment of this Note, then the Holder shall have the option to declare the entire unpaid balance of both the principal and accrued interest immediately due and payable without notice, and may foreclose any and all liens securing payments under this Note. Failure of Holder to exercise this option shall not constitute a waiver of Holder's right to exercise this option in the event of any subsequent default.

      It is further agreed that all past due principal and interest shall bear interest from the date it is due until paid at the maximum lawful rate at which the undersigned may legally contract under the laws of the State of Texas or under other applicable federal laws. In any event, all past due principal and interest shall bear an interest rate of no less than eighteen percent (18%).

      4. ATTORNEY'S FEES. In the event of default under this Note or under any of the accompanying instruments securing payment of this Note, or if this Note is placed in the hands of an attorney or agency for collection, regardless of whether or not suit is filed, or if this Note is collected by suit or legal process including, but not limited to, through the probate court or bankruptcy proceedings, Maker agrees to pay reasonable attorney's fees and the expenses of collection.

      5. AMENDMENT AND WAIVER. This Note may be amended, or the terms hereof waived, only in writing and having been executed by all of the parties to this Note.

      6. USURY EXCLUSION. All agreements between Maker and Holder are expressly limited so that under no circumstances or event shall the amount paid or agreed to be paid to Holder for the use, forbearance, or detention of the money to be lent under this Note exceed the maximum amount permissible under the applicable federal and state usury laws. It is therefore the intention of Maker and Holder to conform strictly to any state and federal usury laws applicable to this loan transaction, and to permit the highest rate of interest according to law. Therefore, in this Note, or in any of the documents securing payment of this Note or otherwise relating to this Note, the aggregate of all interest and any other charges constituting interest under the applicable law, contracted for, chargeable, or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the maximum amount of interest permitted by law.

      7. BINDING EFFECT. This Note binds, and shall inure to the benefit of, the parties and their respective successor and assigns.

      8. CONSTRUCTION. This Note shall be governed by and construed under the laws of the State of Texas and the laws of the United States of America.

      IN WITNESS WHEREOF, the undersigned has executed this Note on the date first written above.

                                          US GLOBAL NANOSPACE, INC.

                                          By /s/ John Robinson
                                            ---------------------------------
                                                John Robinson, Chairman

                                                        MAKER


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